Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of April 2, 2009, by and among: (i) Network CN Inc., a Delaware corporation (the “Company”); (ii) Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited and Sculptor Finance (SI) Ireland Limited (together the “Original Investors”), as the holders of the New Notes (as defined below) and (iii) Keywin Holdings Limited (“Keywin,” and together with the Original Investors, the “Investors”).

This Agreement is made in connection with (i) the Note Exchange Agreement, dated April 2, 2009, by and among the Company, the Original Investors and certain other individuals named therein (the “Exchange Agreement”), which provides for, among other things, the exchange of the Company’s 3% Senior Secured Convertible Notes, due June 30, 2011 held by the Original Investors for the same aggregate principal amount of the Company’s 1% Senior Unsecured Convertible Promissory Notes, due April 1, 2012 (the “New Notes”), convertible into up to 214,924,824 shares of the Company’s common stock (the “Conversion Shares”) upon the terms and conditions set forth in the Exchange Agreement and the New Notes, and (ii) the Note Conversion and Option Agreement, dated April 2, 2009, by and between the Company and Keywin (the “Option Agreement” and together with the Exchange Agreement, the “Principal Agreements”), pursuant to which the Company agreed to exchange the Company’s 3% Senior Secured Convertible Notes, due June 30, 2011 held by Keywin for 307,035,463 shares of the Company’s common stock (the “Keywin Shares”), in full satisfaction of the Company’s obligations under such notes, and to grant Keywin an option to purchase from the Company an aggregate of 122,814,185 shares of the Company’s common stock (the “Option Shares”) for an aggregate purchase price of $2,000,000, on the terms and conditions set forth in the Option Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Exchange Agreement.

As an inducement to the Investors to enter into the Principal Agreements, and in satisfaction of a condition to the obligations of the Investors thereunder, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined), as follows:

1.             Certain Definitions.

For purposes of this Agreement the following terms shall have the following meanings:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act (except where otherwise expressly provided).

(b) “Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.

(c) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

(d) “Commission” means the U.S. Securities and Exchange Commission.

(e) “Effective Date”  The term “Effective Date” means with respect to any Registration Statement the earlier of (i) the ninetieth (90th) day following the Filing Date (as defined below) or (ii) in the event the Registration Statement receives a “full review” by the Commission, the one hundred twentieth (120th) day following the Filing Date or (iii) the date which is within three Business Days after the date on which the Commission informs the Company the (x) the Commission will not review a Registration Statement and (y) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, in any event (i), (ii) or (iii), if the Effective Date falls on a Saturday, Sunday or any other day that is a legal holiday or a day on which the Commission is authorized or required by law or other government action to close, the Effective Date shall be the following Business Day.

(f) “Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (i) the second anniversary of such Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h) “Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2(a) hereof, the earlier of (i) the date on which such Registration Statement is deemed to be filed initially with the Commission and (ii) the ninetieth (90th) calendar day following the date when the Company receives a written request pursuant to Section 2(a), or as soon as reasonably practicable thereafter.

(i) “FINRA” shall mean the Financial Industry Regulatory Authority.

(j) “FINRA Rules” shall mean the conduct rules and the by-laws of FINRA.

(k) “Holder” means any Investor or any permitted assignee of record of such Registrable Securities and the rights under this Agreement in accordance with Section 9(c) hereof.

(l) “Keywin Holders” means Keywin and any Holders who received Registrable Securities from Keywin.

(m) “Majority Holders” shall mean, on any date, (i) Holders of a majority of the Shares constituting the Registrable Securities held by the Keywin Holders, and (ii) Holders of a majority of the Shares constituting the Registrable Securities held by the OZ Holders; for the purposes of this definition, Holders of the New Notes and the Keywin Options shall be deemed to be the Holders of the number of Shares into which such New Notes and Keywin Options are or would be convertible or exercisable for as of such date.

(n) “OZ Holders” means the Original Investors and any Holders who received Registrable Securities from the Original Investors.

(o) “Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

(p) “Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

(q) “Registrable Securities” means: (i) the Keywin Shares; (ii) any Shares issuable upon conversion or exercise of any of the New Notes or the Keywin Option, until the earliest of (A) their effective registration under the Securities Act and the resale of all such Shares, (B) the date on which such Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or are freely transferable without restriction under Rule 144, (C) the date on which such Shares cease to be outstanding, or (D) the date on which such Shares are sold or transferred in a transaction in which the transferor’s rights under this Agreement are not assigned; or (iii) any securities issued or issuable by way of any stock split, dividend, recapitalization, merger, consolidation or other reorganization or otherwise, and any capital stock of the Company or voting capital stock of the Company issuable upon conversion, exercise or exchange thereof.

(r) “Registration Statement” means any registration statement filed pursuant to Section 2(a) hereof or any registration statement filed pursuant to the piggyback registration rights set forth in Section 3 hereof, as the context may require.

(s) “Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act.

(t) “Securities” means the Keywin Shares, the Keywin Option, the Option Shares, the New Notes and the Conversion Shares.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v) “Shares” means the shares of common stock of the Company, par value $0.001 per share or any other capital stock of the Company into which such shares are reconstituted.

(w) “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

2.             Demand Registration

(a) At any time immediately after the Closing Date, any Holder (each, an “Initiating Holder”), may demand registration (each, a “Demand Registration”) under the Securities Act, of all or any portion of the Registrable Securities owned by such Initiating Holder. In order to accomplish such demand, the Initiating Holder shall send a written request of the demand to the Company (which request shall specify, subject to the limitations set forth in Section 2(c) hereof, the Registrable Securities intended to be disposed of by such Holder or its transferees and the intended method of distribution thereof). The Company shall, within ten (10) calendar days of the receipt thereof, give written notice of such request to all Holders, giving such Holders ten (10) calendar days after receipt of such notice to request in writing to participate in such Demand Registration Statement.  The Company shall thereafter use its reasonable best efforts to file as soon as practicable, and in any event within forty-five (45) calendar days’ receipt of a request from an Initiating Holder, a registration statement under the Securities Act covering the applicable Registrable Securities of the Initiating Holder and such other Holders who have requested to participate (each, a “Demand Registration Statement”). Such Demand Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.

(b) The Company shall use its commercially reasonable efforts to cause a Demand Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effective Date, and to keep such Demand Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) during the Effectiveness Period.

(c) Notwithstanding anything to the contrary provided for herein: (i) in no event shall the Company be obligated to effect, throughout the term of this Agreement, more than two Demand Registrations for the OZ Holders and more than two Demand Registrations for the Keywin Holders (except that two or more registration statements filed in response to one demand shall be counted as one Demand Registration); and (ii) the Company shall not be obligated to register in any twelve (12) month period, Registrable Securities equaling in excess of twenty-five percent (25%) of the Company’s fully diluted share capital (as determined from time to time and after giving effect to the full conversion of the New Notes and the full exercise of the Keywin Options).  If the Initiating Holder and the other participating Holders combined request the registration of more Registrable Securities that are permitted under this Section 2(c)(ii), then the Company shall reduce the amount of Registrable Securities to be included in such Demand Registration pro rata based on the number of Registrable Securities owned by each such Holder; provided, however, that the number of Registrable Securities shall not be reduced unless all other securities of the Company are first entirely excluded from the registration.

(d) If, pursuant to Section 2(a), the Initiating Holders intends to distribute the Registrable Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in the written notice provided to the other Holders in accordance with Section 2(a).  The underwriter(s) will be selected by the Initiating Holders holding a majority of the Registrable Securities to be registered under such Demand Registration, subject only to the reasonable approval of the Company.  If the Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their reasonable good faith judgment the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the underwriter believes may be sold and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the Company, second as to each of the security holders of the Company that is not a Holder, third as to the Holders pro rata. A registration shall not be considered to be a Demand Registration under Section 2, if: (i) as a result of the foregoing allocation, the Initiating Holders are not able to register and sell in the Demand Registration at least 75% of the Registrable Securities sought to be included in the Demand Registration Statement by such Holder, subject to clause (ii) of Section 2(c) hereof; (ii) the gross proceeds of the securities included in the registration on behalf of the Company constitute at least 20% of the total gross proceeds of the Demand Registration; (iii) the Demand Registration Statement requested by the Initiating Holders does not become effective for any reason within one hundred and twenty (120) calendar days of the request for Demand Registration by an Initiating Holder pursuant to Section 2(a); (iv) after the Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to such Initiating Holder and such interference is not thereafter eliminated; or (v) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by such Initiating Holders.

(e) If any holder of the Company’s securities that is not a Holder under this Agreement exercises demand registration rights to have the Company register its securities under the Securities Act (a “Third Party Demand Registration”) within a period of thirty (30) calendar days before or after the time the Holder shall have requested a Demand Registration, then the Holder’s Demand Registration shall have priority over such Third Party Demand Registration.

(f) Notwithstanding anything to the contrary herein, if after such time as all of the Registrable Securities held by the OZ Holders may be sold without any restrictions pursuant to Rule 144, the OZ Holders shall still have the right to request in writing Demand Registration pursuant to Section 2(a) hereof (subject to the limitations set forth in Section 2(c)), provided, however, that each OZ Holder(s) participating in a Demand Registration under this Section 2(f) shall bear its pro rata share of the expenses of such Demand Registration Statement based on the proportion of its Registrable Securities covered under such Demand Registration Statement, including its pro rata share of any Registration Expenses set forth in Section 6 hereof.  To the extent that any Registration Expenses are incurred, assumed or paid by the Company that are otherwise payable by an OZ Holder under this Section 2(f), such OZ Holder shall reimburse the Company for the full amount of the Registration Expenses so incurred, assumed or paid as promptly as practical after receipt of a documented request therefor.

3.             Piggy-Back Registration.

(a) If the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) calendar days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to the limitations set forth in clause (ii) of Section 2(c) hereof.

(b) If any registration pursuant to this Section 3 is underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

(c) If (i) the registration pursuant to this Section 3 is underwritten and in the good faith judgment of the managing underwriter the inclusion of the Registrable Securities requested to be registered would interfere with the successful marketing of the  offering, or (ii) if the Company determines, in response to comments from the Commission, that it needs to reduce the number of shares to be included in such Registration Statement, then the number of shares of Registrable Securities to be included in the offering will be reduced to such smaller number with the participation in the offering to be in the following order of priority: (A) first, the securities which the Company proposes to sell for its own account, and (B) second, the shares of Registrable Securities requested by Holders to be included in such registration, pro rata among the respective Holders thereof on the basis of the number of shares of Registrable Securities that the Holders have requested the Company to include in the registration, and (C) third, any other securities requested to be included; provided, however, that after such time as all of the Registrable Securities held by the OZ Holders may be sold without any restrictions pursuant to Rule 144, any reduction in the number of shares of Registrable Securities pursuant to this Section 3(c) will be in the following order of priority: (A) first, the securities which the Company proposes to sell for its own account, and (B) second, pro rata among the other shareholders of the Company (including, for the avoidance of doubt, any OZ Holders) on the basis of the number of shares that each such shareholder has requested the Company to include in the registration.

4.             Registration Procedures.  In connection with the Company's registration obligations hereunder, the Company shall:

(a) Not less than four (4) Business Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holder.  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b) (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in accordance with Section 2(a) in order to register for resale under the Securities Act all of the required Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of the Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing and, in the case of (v) below, not less than three (3) Business Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses, and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Securities, register or qualify the Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Principal Agreements, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 4(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) In the event the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Commission does not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering or permit the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to each Holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Holders (subject to the priorities set forth in the remainder of this paragraph) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce or eliminate the shares in the following manner: first, shares, if any, to be included by the Company; second, shares, if any, to be included by each of the security holders of the Company (other than the Holders); and third, shares to be included by all Holders as a group, pro rata within each group based on the number of Registrable Securities owned by such Holder; provided, however, that if the inclusion of shares by a particular Holder or a particular set of Holders results in the Commission’s “by or on behalf of the Company” offering position, the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders).

In addition, in the event that the Commission requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Commission does not require such identification or until such Holder accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall thereafter use its reasonable best efforts to find alternative methods to register the Registrable Securities with the Commission for resale by any affected Holder; and (ii) in the event the Company, after conducting a pre-filing conference with the Commission, if possible, reasonably determines that it is unable to, or it is inadvisable for the Company to attempt to, register all of the Registrable Securities in a single registration statement, then the Company may elect to fulfill the registration requirements hereunder by registering the Registrable Securities in two or more Registration Statements, provided that the Company shall use its reasonable best efforts to file each subsequent Registration Statement no later than the earlier of (A) sixty (60) calendar days following the date on which the last of the Registrable Securities registered under the preceding Registration Statement were sold or (B) six (6) months following the date on which the preceding Registration Statement was declared effective.

5.             Holder’s Obligations.

(a) Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Holder Questionnaire”) and information regarding such Holder’s intended method of distribution of its Registrable Securities.  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire and the Holder’s plan of distribution at least five (5) Business Days prior to the Filing Date.

(b) Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Each Holder further agrees not to sell any Registrable Securities pursuant to a Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchasers thereof and, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to such Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold.

6.            Registration Expenses.

Except with respect to the expenses incurred in connection with the Registration Statements under Section 2(f) hereof, the Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any FINRA registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under U.S. state securities and “blue sky” laws, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement, the related Prospectus and each amendment or supplement to each of the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (d) all fees and expenses of Holders in connection with any Registration Statement, whether or not such registration statement becomes effective, (e) fees and expenses of any escrow agent or custodian, and of the registrar and transfer agent for the Shares, (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (g) all underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of such Registrable Securities, and (h) fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with the Registration Statements (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor.

7.             Indemnification.

(a) Indemnification by the Company.  The Company shall indemnify and hold harmless each Holder, its Affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any Blue Sky laws, any other federal or state statutory law or regulation, any applicable laws in a jurisdiction other than the United States, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities, or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (iii) any omission or alleged omission to state therein a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any written information provided by a Holder; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person and (B) the untrue statement in or omission from the related preliminary Prospectus was corrected in the final Prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Company with Section 4 hereof. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

The Company also shall indemnify and hold harmless as provided in this Section 7(a) or contribute as provided in Section 7(d) hereof, with respect to any loss, claim, damage, liability or action of each underwriter, if any, of Registrable Securities registered under the Registration Statement, its Affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act on substantially the same basis as that of the indemnification of the selling Holders provided herein and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

(b) Indemnification by the Holder.  Each Holder shall indemnify and hold harmless the Company and its respective Affiliates, its officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, applicable Blue Sky laws, any other federal or state statutory law or regulation, any applicable laws in a jurisdiction other than the United States, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished in writing to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement unless such liability is the direct result of the Holder’s gross negligence, willful misconduct or fraud. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Conduct of Indemnification Proceedings.  Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7(a) or Section 7(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have hereunder except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than hereunder. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party hereunder for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained herein, shall use all reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment or if the indemnifying party has not paid the expenses and fees for which it is liable twenty (20) calendar days after notice by the indemnified party of request for reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) Contribution.  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party hereunder, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Registrable Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by such Holder with respect to the Securities, on the other, bear to the total gross proceeds from the sale of Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any information contained in the relevant information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions hereof, an indemnifying party that is a Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission unless such party is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to such statement or omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Holders’ obligations to contribute pursuant to this Section 7 are several and not joint. The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any of the indemnified Persons referred to herein, and shall survive the sale by a Holder of securities covered by the Registration Statement.

8.             Rule 144A and Rule 144.

So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)).  Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9.             Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders, may be given by Holders of a majority in aggregate amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(i)	If to the Company, initially at the address set forth in the Principal Agreements; and

(ii)	If to the Holders, initially at its address set forth in the Principal Agreements.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) Business Day after being delivered to a next-day air courier; five (5) Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c) Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities, only (i) such transfer or assignment is in compliance with the Securities Act, and (ii) if such transferee or assignee agrees to be subject to all restrictions in this Agreement and, as a condition to the effectiveness of such transfer or assignment, executes and delivers a counterpart to this Agreement agreeing to be treated as a Holder.  Upon compliance with causes (i) and (ii) above, the transferee or assignee will have the benefits of, and will be subject to the restrictions in, this Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) (“Proceedings”) will be commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(h) Remedies. In the event of a breach by the Company or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(i) No Conflicts; No other Agreements. Each of the Company represents, warrants and-agrees that it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof and, without limiting the generality of the foregoing, without the written consent of the Majority Holders, it shall not grant to any present or future shareholder of the Company (other than any Holder) rights to cause or participate (in any manner) in any registration of Company securities similar to the rights provided to the Holders herein, unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(j) No Piggyback on Registrations. Except as and to the extent specified herein and in the Principal Agreements, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities.

(k) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein or in any Principal Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any of the Principal Agreements.  Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same copy of the Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NETWORK CN INC.

By:	/s/ Godfrey Hui
Name:	Godfrey Hui
Title:	Chief Executive Officer

SCULPTOR FINANCE (MD) IRELAND LIMITED

By:	/s/ Carmel Naughton
Name:	Carmel Naughton
Title:	Director

SCULPTOR FINANCE (AS) IRELAND LIMITED

By:	/s/ Jennifer Coyne
Name:	Jennifer Coyne
Title:	Director

SCULPTOR FINANCE (SI) IRELAND LIMITED

By:	/s/ Carmel Naughton
Name:	Carmel Naughton
Title:	Director

KEYWIN HOLDINGS LIMITED

By:	/s/
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the Selling Stockholder and/or the purchasers.  Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

ANNEX B

NETWORK CN INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Network CN Inc., a Delaware corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Amended and Restated Registration Rights Agreement, dated as of April 2, 2009 (the “Registration Rights Agreement”), among the Company and the Investors named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.  Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3. Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes   ¨                      No   ¨

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes   ¨                      No   ¨

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ¨                      No   ¨

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

  6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.  The Company has advised each Selling Stockholder that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65.  If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner:

Dated: _______________________________	By:
Name
Title

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, D.C. 20037
Facsimile:  (202) 663-8007
Attn.:  Dawn Bernd-Schulz, Esq.